UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2022

ADORBS INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56213	82-3155323
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 E. Beech St. Long Beach, New York	11561
(Address of principal executive offices)	(Zip Code)

(516) 544-2812

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADOB	N/A

Securities registered pursuant to Section 12(b) of the Act: None

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 26, 2022, Adorbs Inc. (the “Company”) terminated its engagement with AJSH & Co LLP (“AJSH”), the Registrant’s prior independent registered public accounting firm, and thereafter provided AJSH with its disclosures in the Current Report on Form 8-K disclosing the termination of the engagement of AJSH and requested in writing that AJSH furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. AJSH's response is filed as an exhibit to this Current Report on Form 8-K.

The auditor reports by AJSH contained in the financial statements of the Company for the years ended December 31, 2021 and 2020, filed as part of the annual reports on Form 10-K for the years ended December 31, 2021 and 2020, did not contain an adverse opinion or disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the Company’s ability to continue as a going concern. There had been no disagreements with AJSH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal years ended December 31, 2021 and 2020, nor in the subsequent periods through April 26, 2022.

On April 26, 2022, the Board of Directors of the Company engaged BF Borgers CPA PC (“Borgers”) as its independent accountant to provide auditing services for going forward for the Company. The Company has terminated the engagement of AJSH. The decision to hire Borgers was approved by the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter dated May 5, 2022 from AJSH & Co LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 5, 2022

Adorbs, Inc.

/s/ David Lazar
By:	David Lazar
Title:	CEO

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